UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 _________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 9, 2016

(Date of earliest event reported)

NioCorp Developments Ltd.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115 Centennial, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (720) 639-4647

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On December 9, 2016, NioCorp Developments Ltd. (the “Company”) held its 2016 Annual Meeting of Shareholders. The matters submitted for a vote and the related results are set forth below. A more detailed description of each proposal is set forth in the Company’s proxy statement filed with the Securities & Exchange Commission on November 9, 2016. As of the record date for the meeting, November 2, 2016, there were 182,350,968 common shares issued and outstanding and entitled to vote at the meeting. 60,827,938 common shares were present by proxy or in person at the meeting representing 33.36% of the shares entitled to vote at the meeting.

Proposal One – Fixing the Number of Directors

By a resolution passed by show of hands at the meeting, the number of directors was fixed at five (5).

The result of the voting on this matter was as follows:

For:	60,364,923 shares
Against:	346,543 shares
Abstain:	116,470 shares
Broker Non-Vote:	2 shares

Proposal Two – Election of Directors

By a resolution passed on a show of hands, each of the following individuals were elected as the directors of the Company to hold office until the next annual general meeting of the shareholders of the Company or until their successors are elected or appointed:

Mark A. Smith
Joseph A. Carrabba
Michael Morris

David C. Beling
Anna Castner-Wightman

The detailed ballot voting in respect of the election of directors was as follows:

Nominee	Votes FOR	Votes WITHHELD	Broker Non-Votes
Mark A. Smith	30,200,660	103,389	30,523,889
Joseph A. Carrabba	30,277,624	26,425	30,523,889
Michael Morris	30,268,980	35,069	30,523,889
David C. Beling	30,271,080	32,969	30,523,889
Anna Castner-Wightman	30,262,980	41,069	30,523,889

Proposal Three – Appointment and Compensation of Auditors

By a resolution passed on a ballot, BDO USA, LLP, Chartered Accountants, were appointed as the auditors for the Company for the fiscal year ending June 30, 2017 and, in accordance with the Articles of the Company, the directors were authorized to fix the auditors’ remuneration.

The result of the voting on this matter was as follows:

For:	58,823,045 shares
Withhold:	2,004,892 shares
Broker Non-Vote:	1 shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: December 15, 2016	By:	/s/ Neal Shah
Neal Shah Chief Financial Officer